Exhibit 99.1

Eightco (NASDAQ: ORBS) Represents the Biggest Public Market Exposure to OpenAI for Retail Investors

Reports total holdings of $321 million, includes nearly 280 million Worldcoin and over 11,000 ETH

OpenAI’s recent investment and acquisition are key drivers of long-term value for ORBS shareholders

OpenAI represents approximately 30% of ORBS’ total treasury position

ORBS offers retail investors exposure to world’s largest content creator, Beast Industries

The Company is supported by a group of strategic and institutional investors including: Bitmine Immersion Technologies (BMNR), MOZAYYX, ARK Invest, Payward, World Foundation, Coinfund, Discovery Capital Management, FalconX, Pantera, GSR, and more

EASTON, PA – April 7, 2026, PRNewswire - Eightco Holdings Inc. (NASDAQ: ORBS) (“ORBS” or the “Company”) today announced an update on its total holdings, highlighting its expanding position across digital assets and strategic investments in leading private technology companies.

As of April 6, 2026, at 3:00 p.m. ET, ORBS’ holdings include 277,222,975 Worldcoin (WLD) at $0.25 per WLD (per Coinbase), 11,068 Ethereum (ETH), a $90 million investment in OpenAI, a $25 million investment in Beast Industries, and $110 million in total cash and stablecoins, for total holdings of approximately $321 million.

ORBS holds nearly 9% of the circulating supply of Worldcoin, positioning the Company as the largest public market participant in the Worldcoin ecosystem. The Company’s investment in OpenAI represents approximately 30% of its total treasury, reflecting its focus on gaining exposure to foundational artificial intelligence platforms.

“ORBS represents the largest opportunity for public market exposure to OpenAI available to retail investors today,” said Kevin O’Donnell, CEO of Eightco ($ORBS). “Being a shareholder in ORBS is like owning a piece of OpenAI.”

WHY RECENT OPENAI NEWS BENEFITS ORBS:

●	Recent developments at OpenAI, including its latest investment round of $122B and the acquisition of TBPN, reinforce its position as a leading platform driving next-generation AI capabilities while expanding its reach across enterprise and consumer applications.
●	As the pace of innovation accelerates, ORBS believes its alignment with OpenAI will be a key driver of long-term value creation.

●	ORBS is among a select group of public companies providing retail investors with exposure to high-growth private technology investments, including OpenAI and Beast Industries. ORBS currently offers the most public exposure to OpenAI for retail investors.
●	Through this strategy, ORBS is bridging a critical gap between public market investors and the companies driving the next wave of technological innovation.

As previously announced, ORBS secured $130 million in new funding commitments, led by an $80 million investment from Bitmine, with additional participation from ARK Invest and Payward, each committing $25 million. This capital positions the Company to accelerate its strategy of investing in transformative technologies across artificial intelligence, blockchain infrastructure, and global digital consumer platforms.

“We believe OpenAI is exceptionally well positioned to capture outsized value as AI becomes a new platform layer for the economy,” said Brett Winton, Chief Futurist at ARK Invest and Board Advisor to ORBS. “By providing public market exposure to OpenAI, ORBS offers investors a unique way to participate in this rapidly evolving innovation cycle.”

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is expanding its mission to own stakes in leading AI model, OpenAI and leading content creator, MrBeast and Beast Industries. Through strategic investments and partnerships, ORBS sits at the intersection of blockchain infrastructure, artificial intelligence, and next-generation consumer platforms. The Company is focused on building long-term shareholder value by aligning capital with the transformative technologies shaping the future of humanity.

For additional details, follow on X:

https://x.com/iamhuman_orbs

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where the Company is not a controlling stockholder; risk of loss or markdown on the Company’s strategic investments; the Company’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; regulatory changes, future legislation and rulemaking negatively impacting digital assets or artificial intelligence adoption; and shifting public and governmental positions on digital assets or artificial intelligence-related industries. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2025 and subsequent publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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Marcy Simon

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